EXHIBIT (g)

                     ASSET PURCHASE AGREEMENT


     TTHIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of September 6, 1996 by and among LOETITIA ADAM ST. JAMES and CHRIS L. ST. JAMES ("St. James"), TWB GOURMET FOODS, INC., a Virginia corporation ("TWB") CP SPECIALTY FOODS, INC. ("CP Specialty Foods") and DOUGHTIE'S FOODS, INC. (the "Doughtie's").


                         R E C I T A L S

         A. Capitalized terms used in the Recitals to this Agreement shall have the meanings assigned in Article I.

         B. CP Specialty Foods desires to purchase certain assets of TWB and TWB desires to sell certain assets of TWB to CP Specialty Foods.

         C. St. James has agreed to release TWB of any liability under the Employment Contract or license agreement.

         D. St. James, Doughtie's and TWB have agreed to execute general releases, releasing each other from any and all obligations unless expressly set forth herein to the contrary.


                        A G R E E M E N T

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I
                           DEFINITIONS

     Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

     "Accounts Receivable" shall mean indebtedness owed to TWB arising out of the ordinary course of business which are more accurately listed in Schedule 3.6.

     "Agreement"  shall  mean  this  Asset  Purchase   Agreement,   as  amended,
supplemented or otherwise modified from time to time.

     "Closing Date" shall mean September 6, 1996.



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     "Collateral"  shall mean Equipment,  the License  Agreement,  Inventory and
Accounts Receivable.

     "Contract Date" shall mean the date set forth on page 1 of the Agreement.

     "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Employment Contract" shall refer to the employment agreements between St. James and TWB dated September 5, 1994 as the same may have been amended, supplemented or otherwise modified from time to time.

     "Financing Statements" shall refer to the documents filed to perfect TWB's lien in the Collateral.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

     "General Release" shall mean the General Mutual Release to be executed by St. James, TWB, CP Specialty Foods and Doughtie's at closing in a form acceptable to all parties and their counsel.

     "Guarantors"  shall refer to St. James.

     "Indebtedness" as to any Person, at a particular time, (a) all Indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, including, without limitation, accounts payable, accrued expenses and other current liabilities, and inter-company accounts, and (b) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     "Inventory" shall mean good and useable raw material, finished goods and supplies of CP Specialty Foods.

     "Lease Agreement" shall mean the Industrial Lease Agreement dated August 17, 1994 by and between Wendall's Machine & Welding, Inc. and TWB.

     "License Agreement" shall mean the License Agreement between St. James and CP Specialty Foods dated April 24, 1996.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Loan Documents" shall mean the collective reference to this Agreement, the Note, the Security Documents, and all other documents and agreements executed and delivered in connection with this Agreement and/or the Loans, as any of the same may be amended, supplemented, replaced, restated or otherwise modified from time to time.

     "Note" shall mean that certain Promissory Note dated September __, 1996, made by CP Specialty Foods to TWB for $20,000.00 as set forth in Section 4.1(A) of this Agreement.

     "Obligors" shall refer to CP Specialty Foods under the Note.

     "Person" an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

     "Requirements of Law" shall mean as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of it properties or to which such Person or any of its property is subject.

     "Security Agreement" shall refer to the agreement between CP Specialty Foods and TWB which provides TWB with a Lien on the Collateral.

     "Security Documents" shall mean the collective reference to the Security Agreement and Financing Statements and all other documents and agreements securing the Loan, in whole or in part, as any of the same may be amended, supplemented, replaced, restated or otherwise modified from time to time.

     Section 1.2 Other Definitional Provisions. Except as otherwise specified herein, all references herein (I) to any Person shall be deemed to include such Person's successors, transferees and assignees, but only, in the case of transferees and assignees of the parties to this Agreement, to the extent the applicable transfer or assignment complies with the provisions of this Agreement, and (ii) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

          a. When used in this Agreement, the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "section", "schedule" and "exhibit" shall refer to Sections of and Schedules and Exhibits to this Agreement unless otherwise specified.

          b. Whenever the context so requires, each gender includes the other genders, and the singular number includes the plural, and vice versa.

          c. All terms defined in this Agreement shall have such defined meanings when used in the Loan Documents except as otherwise expressly stated therein.

          d. When used in this Agreement in conjunction with a reference to the Loan or any Loan Documents, the terms "related" and "relate to" shall refer to events, circumstances or conditions directly affecting or directly applying to the particular maker, endorser, guarantor or grantor or pledgor of collateral with respect to the Loan, as the case may be.

     Section 1.3 Captions. Article and Section captions in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


                            ARTICLE II
                         RELEASE OF LIEN

     Doughtie's hereby agrees to release its lien against the Collateral and to authorize the sale of TWB's assets upon the agreement of St. James, CP Specialty Foods and TWB to the terms set forth in this Asset Purchase Agreement.


                           ARTICLE III
                          SALE OF ASSETS

     Section 3.1 Purchase and Sale of Assets. At the Closing Date, TWB agrees to sell and transfer to CP Specialty Foods, and CP Specialty Foods agrees to purchase and acquire from TWB, the assets set forth in Schedule 3.1, which is attached hereto and made a part hereof by reference (the "Purchased Assets").

     Section 3.2 Excluded Assets. The following are not included in the Purchased Assets and for emphasis are expressly excluded, namely (I) cash, cash equivalents, Merchandise Credits and securities, (ii) any accounts receivables due from orders filled by TWB prior to April 24, 1996, (iii) the licenses and permits which are not assignable and (iv) all Equipment not listed on Schedule 3.1.

     Section 3.3 Assumed Liabilities. At the Closing, CP Specialty Foods will not assume any of the liabilities and obligations of TWB except for making the September rental payment


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of the Lease Agreement and any claim asserted by the ABC chain. Doughtie's shall no longer have any implied or express obligation to guaranty obligations due by TWB which obligations arose subsequent to April 24, 1996 .

     Section 3.4 Purchase Price. CP Specialty Foods agrees to pay TWB a purchase price equal to One Hundred Seventy-Five Thousand Four Hundred Sixteen and 00/100 Dollars ($175,416.00). The price consists of the following; (I) Thirty Thousand and 00/100 Dollars ($30,000.00) in cash at closing; ; (ii) an assignment of $20,000 in current accounts receivable within 45 days after closing and (iii) a trade credit (without interest) to Doughtie's Foods, Inc. of $125,416 which can be used over six (6) years but not exceeding $5,000 in any month without the consent of CP Specialty Foods. St. James agrees to unconditionally guarantee the deferred portion of the purchase price and the trade credit. The personal guaranty as it relates to the trade credit shall be in a dollar amount equal to the unused balance of the trade credit, which shall be due and owing within 45 days after CP fails to satisfy all or part of any reasonable request by Doughtie's Foods to provide product pursuant to the trade credit or immediately, without further notice, in the event CP files for protection under the Bankruptcy Code. CP shall not impose any minimum quantities except as set forth in Schedule 3.4.

     Section 3.5 Security Agreement. The security agreement for the trade credit and deferred portion of the Purchase Price shall be in the form of Schedule 3.5.

     Section 3.6 Application of Accounts Receivables, Cash and Returned Merchandise Credit. On April 24, 1996 , TWB agreed to transfer and assign its Accounts Receivables, cash and Returned Merchandise Credit to Doughtie's to be applied, at its face value amount to the obligations between Doughtie's and TWB. TWB, St. James and CP Specialty Foods agree to reasonably cooperate with Doughtie's in any efforts initiated to collect the Accounts Receivables. TWB certifies that the Accounts Receivables set forth on Schedule 3.6, which is attached hereto is an accurate listing of the Accounts Receivables assigned to Doughtie's on April 24, 1996.


                                   ARTICLE IV
                               RELATED AGREEMENTS

     Section 4.1 Other Agreements At the Closing Date, TWB, St. James, CP Specialty Foods and Doughtie's will enter into certain additional agreements (the "Related Agreements") as follows: (A) Mutual Rescission of License and Escrow Agreement between TWB and St. James and the return of formulas in the possession of TWB or its agents which shall be in a separate agreement acceptable to all parties and their counsel and which shall be executed at closing; (B) Mutual release of liabilities executed by Doughtie's, TWB and St. James which shall be in a separate agreement acceptable to all parties and their counsel and which shall be executed at closing; Separate Corporate resolutions from TWB, Doughtie's and, CP Specialty Foods authorizing the execution of all documents contemplated hereunder; (D) CP Specialty Foods' agrees to hold prices charged to Doughtie's Foods, Inc. at CP Specialty Foods' current published rates, as of the date of this agreement, a copy of which is attached as Schedule 4.1(d) for products sold to Doughtie's by CP Specialty Foods for 18 months after the Closing Date; (E) CP Specialty Foods will satisfy the claim for close-dated product shipped by TWB to the ABC chain which is demanding compensation and agrees to hold TWB harmless from such claim; (F) The parties acknowledge that CP Specialty Foods has already returned the unusable inventory; (G) If the $20,000 in assigned accounts receivable have not been paid to Doughtie's Foods within 60 days after closing, CP Specialty Foods and St. James shall jointly and severally be liable for this $20,000 pursuant to the Note attached hereto as Schedule 4.1(g), which Note will be secured by the security agreement attached hereto as Schedule 3.5; (H) CP Specialty Foods agrees that during the period while there is an unused balance on the trade credit, if Doughtie's Foods is providing CP Specialty Foods product to any of its customers, CP Specialty Foods will not sell its product to the customers listed on the attached Schedule 4.1(h); nor will it direct any distributor to do so, it being understood, however, that CP Specialty Foods cannot control distributor sales; (I) St. James shall at closing authorize Ron Gates as escrow agent to deliver their 1500 shares of stock in TWB to TWB or its designee.


                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF TWB

     TWB represents and warrants to CP Specialty Foods the following:

     5.1 Non-Contravention. The execution and delivery by TWB of this Agreement and the Related Agreements do not, and the consummation of the transactions contemplated hereby and thereby, will not (I) result in a default, or give rise to any right of termination, cancellation or acceleration (whether immediately or after the giving of notice or the passage of time, or both), under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which TWB is a party or by which TWB or any of the purchased assets may be bound by a Person other than Doughtie's, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TWB, any of the purchased assets or the business of the TWB.

     5.2 Litigation. There are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or threatened against TWB, whether at law or in equity and whether civil or criminal in nature, before any court, arbitrator, governmental department, commission, agency or instrumentality, which, if adversely determined, could reasonably be expected to affect the purchased assets. Furthermore, there are no existing judgments, orders or decrees of any such court, arbitrator, governmental department, commission, agency or other instrumentality which have, or can reasonably be expected to have, the effect described in the preceding sentence.

     5.3 Title to Properties. TWB will deliver good and marketable title to all of the purchased assets, free and clear of any liens, mortgages, charges, security interests or other encumbrances and has paid all sales taxes in connection with the purchased assets, except for the security interest in Collateral to secure Notes (collectively the "Encumbrances"). Doughtie's, also, agrees to release its existing lien on the Purchase Assets.

     5.4 Material Contracts. TWB has not breached any material contract, lease or other agreement to which it is a party and has no knowledge of a breach by any other party to any such material contract, lease or other agreement, which affects or can reasonably be expected to affect the purchased assets.


                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF ST. JAMES

     CP Specialty Foods represents and warrants to TWB the following:
          6.1 Organization; Authority. CP Specialty Foods has power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of CP Specialty Foods of this Agreement and the Related Agreement and the consummation by him of the transactions contemplated hereby and thereby, have been duly authorized by CP Specialty Foods, and no other proceedings on the part of CP Specialty Foods are necessary with respect thereto. This Agreement constitutes, and the Related Agreements when executed and delivered by the parties will constitute, valid and binding obligations of CP Specialty Foods, enforceable in accordance with their terms except as limited by (I) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

     6.2 Consents and Approvals. There is no requirement applicable to CP Specialty Foods to make any filing with, or to obtain any consent or approval of any public body, business entity or individual as a condition to the consummation of the transactions contemplated by this Agreement.

     6.3 Non-Contravention. The execution and delivery by CP Specialty Foods of this Agreement and the Related Agreements does not and will not result in a default, or give rise to any right of termination, cancellation or acceleration (whether immediately or after the giving of notice or the passage of time, or both), under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which CP Specialty Foods is a party or by which CP Specialty Foods may be bound, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to CP Specialty Foods.


                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

     7.1 Collection of Receivables. Doughtie's shall have the right to initiate any collection actions against debtors who are customers of TWB to collect Accounts Receivables. TWB shall execute any and all documents necessary to properly transfer and assign any Accounts Receivables to Doughtie's.

     7.2 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by Doughtie's, CP Specialty Foods or St. James according to which of them incurred such costs and expenses.

     7.3 Public Announcements. The parties will consult with each other before issuing any press releases or making any public statements with respect to this Agreement, and the transactions contemplated hereby, and will not issue any such press release or make any such public statement without the consent of the other.

     7.4 Subsequent Events. If any event shall occur after the date of this Agreement and prior to the Closing which, had it occurred prior to the execution of this Agreement, should have been disclosed by TWB or CP Specialty Foods to the other or Doughtie's in a representation and warranty or otherwise, then, upon the happening of such event, the party which would have been required to disclose the happening of such event prior to the execution of this Agreement will promptly disclose it to the other party.

     7.5 Efforts to Consummate. Each of the parties agrees to use its reasonable best efforts to consummate, as promptly as practicable, the transactions contemplated hereby. Each party agrees to cooperate fully with the other in assisting it to comply with the provisions of this Section.

     7.6 Further Assurances. TWB will use reasonable efforts to implement the provisions of this Agreement, and for such purpose, at the request of CP
Specialty Foods or Doughtie's, will at or after the Closing Date, without further consideration, promptly execute and deliver such additional documents as CP Specialty Foods or Doughtie's may reasonably deem necessary or desirable in order to consummate more effectively the transactions contemplated hereby and to vest in CP Specialty Foods title to the purchased assets free and clear of any Encumbrances and properly document St. James obligations under the Note and Security Documents.

     7.7 Labels. Doughtie's authorizes CP Specialty Foods to use the remaining labels in TWB's Inventory which contain Doughtie's UPC Header Code 78087. CP Specialty Foods, however, cannot reorder any additional labels with Doughtie's UPC Header Code. Furthermore, CP Specialty Foods agrees to indemnify and hold Doughtie's harmless for any and all losses or claims filed against the Doughtie's which result from CP Specialty Foods' use of the remaining labels in its Inventory.

     7.8 Restricted Authority. Chris St. James shall have no authority to negotiate checks made payable to TWB, to dispose of any of the Purchased Assets except as provided herein, or to negotiate or modify the amount of the existing Accounts Receivables. TWB and Doughtie's will not negotiate checks made payable to CP Specialty Foods.


                           ARTICLE VIII
                  DOCUMENTS DELIVERED AT CLOSING

     8.1 Deliveries by TWB. At the Closing or sooner in some case TWB shall deliver the following:

          (a) a Bill of Sale and Assignment and such other documents as may be necessary to transfer to CP Specialty Foods the Purchased Assets, all of which shall be in form satisfactory to CP Specialty Foods; and

         (b) an executed Mutual Release of License Agreement and Escrow Agreement and formula held in escrow; and

         an  executed   corporate   resolution   necessary  to   authorize   the
transactions contemplated hereunder; and

         (d) cash on hand and a proper assignment of Accounts Receivables to Doughtie's; and

         (e) an executed General Mutual Release Note to Doughtie's; and

         (f) such additional documents as CP Specialty Foods or Doughtie's may reasonably request.

     8.2 Deliveries by CP Specialty Foods. At the Closing CP Specialty Foods shall deliver the following:

         (a) settlement funds due TWB required under this Agreement; and

         (b) The executed Note and Security Documents; and

         (c) Such other additional documents as CP Specialty Foods or Doughtie's may reasonably request; and

          (d)     Mutual release of liabilities; and

          (e)     Mutual rescission of license.

     8.3 Delivery by St. James. An unconditional guarantee to pay the Note and trade credit, if necessary, and a mutual release.

     8.4 Closing Documents. All documents required under this Agreement shall be in such form as provided in the Exhibits or if not attached as an Exhibit in a form acceptable to all parties and their counsel.


                                   ARTICLE IX
                 CONDITIONS TO OBLIGATION OF CP SPECIALTY FOODS

     The obligation of CP Specialty Foods to consummate the transactions contemplated by this Agreement is subject, to the extent not waived, to the following conditions.

     9.1 Representations and Warranties. Each of the representations and warranties of TWB contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing.

     9.2 Performance of this Agreement. TWB and Doughtie's shall have complied with all of their obligations under this Agreement.

     9.3 Consents and Approvals. All consents and approvals of governmental bodies, business entities or individuals which TWB must obtain to transfer the purchased assets.


                                    ARTICLE X
                         CONDITIONS TO OBLIGATION OF TWB

     The obligation of TWB to consummate the transactions contemplated by this Agreement is subject, to the extent not waived, to the following conditions.

     10.1 Representations and Warranties. Each of the representations and warranties of CP Specialty Foods contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing.

     10.2 Performance of this Agreement. CP Specialty Foods and Doughtie's shall have complied with all of its obligations under this Agreement.

     10.3 Corporate Authorization. All action required to be taken by CP Specialty Foods in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to TWB and Doughtie's and TWB and Doughtie's shall have received such originals or copies of such documents as it may reasonably request.

     10.4 Merger. Dutterers of Manchester Corporation, a Maryland corporation shall have merged into TWB.


                                   ARTICLE XI
                     CONDITIONS TO OBLIGATIONS OF Doughtie's

     The obligations of Doughtie's to consummate the transactions contemplated by this Agreement is subject, to the extent not waived of legally binding the transfer of St. James' interest in TWB to TWB or its assigns at no additional cost to Doughtie's.


                                   ARTICLE XII
                               GENERAL PROVISIONS

          12.1 Notices. All notices and other communications required to be given to the parties hereto shall be in writing and shall be (I) delivered personally, (ii) transmitted by telefax or (iii) mailed by registered or certified mail (return receipt requested and postage prepaid) as follows:


               If to St. James, to:

               Loetitia Adam St. James and Chris L. St. James
               9304 Willow Terrace
               Norfolk, Virginia
               Telefax No.:531-9440

               with a copy to:

               Ronald M. Gates, Esquire
               Payne, Gates, Farthing & Radd, P.C.
               15th Floor, Dominion Tower
               999 Waterside Drive
               Norfolk, Virginia  23510
               Telefax No.:627-6583

               If to Doughtie's, to:

               Vernon Mules
               c/o Doughtie's Foods, Inc.
               2700 Lord Baltimore Drive
               Baltimore, Maryland  21244

               with a copy to:

               William R. Waddell, Esquire
               9000 World Trade Center
               Norfolk, Virginia  23510
               (804) 640-3722

               If to TWB, to:

               Doughtie's Foods, Inc.
               2410 Wesley Street
               Portsmouth, Virginia  23707
               and
               Loetitia Adam St. James and Chris L. St. James
               9304 Willow Terrace
               Norfolk, Virginia
               Telefax No.: 531-9440

or to such other business entities, individuals, addresses or telefax numbers as the parties entitled thereto shall specify from time to time by notice. If given personally or transmitted by telefax, a notice or other communication shall be deemed to have been given when it is received. If given by mail, it shall be deemed to have been given on the third business day following the day on which it was posted.

     12.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     12.3 Schedules. The information contained in any schedule which is referred to in a representation or warranty shall be deemed to have been disclosed in connection with, and be a part of, that particular representation or warranty only, and shall not be deemed a part of any other representation or warranty.

     12.4  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.5 Miscellaneous. This Agreement (I) constitutes the entire agreement and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof; (ii) is not intended to, and shall not confer upon any other person or business entity other than the parties hereto, any rights or remedies with respect to the subject matter hereof; (iii) shall not be assigned by operation of law or otherwise; and (iv) shall be governed in all respects by the laws of the Commonwealth of Virginia without regard to its choice of law rules.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and their corporate seals to be hereto affixed and attested by their duly authorized officers.

                              TWB GOURMET FOODS, INC.

                              By: /s/ Marion S. Whitfield, Jr.
                                 -----------------------------
                              Its:      Authorized Agent
                                  ----------------------------


                               /s/ Loetitia Adam St. James
                              --------------------------------
                              LOETITIA ADAM ST. JAMES



                               /s/ Chris L. St. James
                              --------------------------------
                              CHRIS L. ST. JAMES


                              DOUGHTIE'S FOODS, INC.

                              By: /s/ Marion S. Whitfield, Jr.
                                 -----------------------------
                              Its:  Senior Vice President
                                  ----------------------------


                              CP SPECIALTY FOODS, INC.

                              By: /s/ Andrew J. Feldman
                                 -----------------------------
                              Its:    President
                                  ----------------------------